EXHIBIT 10.6

                            MASTER SERVICES AGREEMENT

         This Master Services Agreement (the "Agreement") between Web Tools International, Inc. ("Contractor") and AccuPoll, Inc., a Delaware corporation ("Buyer") is effective September 1, 2041 (the "Effective Date"), with reference to the following facts:

         A. Buyer is engaged generally in providing electronic voting systems and election management services.

         B. Contractor   is  engaged  generally  in  the  delivery  of  Internet
technology solutions and general software engineering services.

         C. Buyer and Contractor have reached this agreement pursuant to which Contractor will provide services to Buyer.

NOW, THEREFORE, in consideration of the mutual agreements of the parties and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

I        CONTRACTOR SERVICES.

         1.1    Statements of Work.

         Buyer may from time to time in its discretion invite Contractor to undertake projects under this Agreement by delivering to Contractor a description of such projects, the services to be performed and deliverables to be provided by Contractor thereunder, the terms of payment by Buyer therefor, and any other relevant terms and conditions. If Buyer and Contractor agree upon such a project and manifest their agreement by executing and delivering a written document to that effect in the form of Exhibit B hereto, or another form that states that it is entered into pursuant to this Agreement, such document will constitute a "Statement of Work" under, and will form a part of, this Agreement.

         1.2    Services and Deliverables.

         Contractor will provide the professional staff, services ("Services") and tangible items (such as reports, documents and code) ("Deliverables") described by Statement(s) of Work. Deliverables must be in a form approved by Buyer. If Buyer requests additional services or deliverables, and Contractor agrees in writing to perform or provide them, through supplements to a Statement of Work, change orders or other appropriate documents, the additional services and deliverables will be deemed "Services" and "Deliverables" subject to this Agreement.

         1.3    Staffing and Materials.

         (a) Contractor shall select and assign personnel of Contractor who, in Contractor's reasonable judgment, are appropriately qualified to perform the Services or provide the Deliverables. All assignments of Contractor's personnel to perform the Services and/or provide the Deliverables (other than incidental assistance) shall be subject to Buyer's approval, which (i) shall not be unreasonably withheld, (ii) shall not be required for incidental or occasional substitutions (e.g., on account of illnesses or vacations). Buyer may, in its discretion require Contractor to replace any particular Contractor personnel working under this Agreement. Contractor will not remove or reassign personnel working under this

Agreement, but personnel changes caused by resignations, illnesses, family emergencies, and other circumstances beyond Contractor's reasonable control are permissible provided that Contractor works in good faith to provide replacement personnel who are reasonably acceptable to Buyer. All personnel of Contractor assigned to Buyer to perform the Services or provide Deliverables shall at all times remain employees of Contractor. As a condition of their assignment to Buyer, each individual so assigned may be required to execute and deliver to Buyer an agreement in form satisfactory to Buyer substantially to the effect of
Section 4.3 regarding confidentiality and assignment to Buyer of inventions and works of r authorship created in the scope of provision of the Services or Deliverables.

         (b) Except as specifically provided for in a Statement of Work, Buyer shall be under no obligation to supply Contractor or any of its designated personnel with office space, secretarial assistance, or other assistance or support services. Contractor will provide all tools and other resources required to perform under this Agreement, except to the extent that any Statement of Work specifically provides for tools or resources to be provided by Buyer.

         1.4    Subcontractors.

         Contractor may not engage subcontractors to assist in performance under this Agreement without Buyer's written approval, which Buyer may give or withhold in its sole but reasonable discretion and may condition on such additional agreements as Buyer, in its sole discretion, sees fit. In the event Buyer does consent to the use of one or more subcontractors, Contractor shall nonetheless remain responsible for all Services and Deliverables, and will be responsible for securing written agreements for the adherence of subcontractors and their employees to all applicable terms and conditions of this Agreement, including without limitation Section 4 of this Agreement.

         1.5    Change Control.

         Buyer or Contractor may propose changes in Services and Deliverables by delivering to the other a written change order proposal describing the proposed change, any proposed price adjustments for such requested changes, time schedules and other anticipated effects (for example; upon the performance of systems). The non-requesting party shall respond to a change proposal within a reasonable period of time in light of the scope and timeliness of the change, and in any event within such reasonable time as Buyer may specify to conform to its clients' requirements. Change proposals that are mutually acceptable will be reflected in a written change order in mutually agreeable form, which when signed by Contractor and Buyer will modify the applicable Statement of Work as specified in such change order. Unless and until a change proposal is agreed as a change order, Contractor shall continue to render the Services and deliver the Deliverables unmodified from prior specifications as set forth in the relevant Statement of Work, unless Buyer notifies Contractor of the effectiveness of an alternative arrangement pursuant to which Buyer or another contracting party will undertake for the additional or changed work requested and declined, at which point Buyer and Contractor will work together to identify and agree upon any change to any Statement of Work necessary or appropriate in light of the work undertaken by Buyer or the third party.

         1.6    No Rights

The relationship between Buyer and Contractor is discretionary and non-exclusive. Buyer is not obligated to issue or offer to Contractor any particular Statements of Work or to engage Contractor to perform any particular projects or level of work. Contractor has no rights to any specific engagements, territories, prospects or other commitments from Buyer other than as set forth in this Agreement or a Statement of Work. Contractor is not obligated to accept any Statement of Work offered by Buyer and, subject to the specific restrictions set forth in this Agreement, Contractor may undertake any work for any third party.

2        Fees and Charges.

         2.1    Charges for Services and Deliverables.

         Buyer shall pay for Services and Deliverables in accordance with the pricing terms specified in the applicable Statement of Work. For work to be performed on a time and materials basis, Contractor's rates will be the Basic Rates unless otherwise specifically provided in the applicable Statement of Work. For these purposes, the "Basic Rates" are the rates set forth on Exhibit A hereto, which represent Contractor's standard rates in effect as of the Effective Date, less a 0% discount. The Basic Rates as applicable to Statements of Work and change orders not yet signed and other future work may be adjusted once annually, as, when and to the extent that Contractor adjusts its rates for other clients, less, in all cases, a 0% discount. However, time and materials rates under any particular Statement of Work will not change unless the Statement of Work provides for change, and the rate for any individual person who undertakes work on behalf of Contractor under any Statement of Work (a) may not thereafter increase by more than 10% in the aggregate in any 365-day period, for any work done under any subsequent Statement of Work, whether through regular annual adjustment, promotion or re-classification, or otherwise; and (b) in no case will exceed the rate charged by Contractor to third parties for that individual, less, in all cases, a 0% discount. Unless and except to the extent otherwise specified in a Statement of Work or a written consent by Buyer, Buyer will not pay for more than eight hours of work per day, 40 hours of work per week, performed by any single individual on a time and materials basis. The rate billed by Contractor for any particular individual will not change as a result of any overtime. Notwithstanding anything herein to the contrary, in any case the rates charged by Contractor to Buyer will not exceed the rates charged by Contractor to third parties for comparable assignments, less, in all cases, a 0% discount.


         2.2    Pricing of Reviews.

         Buyer will not be obligated to pay Contractor for responding to any request for a Statement of Work or for changes under this Agreement or a Statement of Work unless Buyer has agreed in advance in writing to make such payment. If Buyer requests any Statement of Work or any changes to this Agreement or any Statement of Work hereunder that require Contractor to undertake detailed scoping or analysis work, Contractor may charge Buyer on a time and materials basis, at its then current Basic Rates for such work, provided that Contractor has notified Buyer that a response to Buyer's request will result in a charge to Buyer and a good faith estimate of the total charge, and Buyer has agreed thereto in writing.

         2.3    Minor Requests.

         Buyer may request additional services from Contractor which are of a minor or routine nature not justifying the complete change order procedure set forth in this Agreement. In such case, Contractor shall provide such services, subject to availability of appropriate personnel, at the time and materials rates set forth for similar work in a pending Statement of Work, or if no similar rate is so set forth on a time and materials basis at the Basic Rates as described in Section 2.1.

         2.4    Expenses.

         Subject to the restrictions in this Section 2.4, Buyer shall reimburse Contractor for reasonable, actual out-of-pocket expenses authorized by Buyer that are incurred by Contractor consistent with Buyer's general travel policies in providing Services or creating or delivering Deliverables and that are documented with sufficient specificity to support expense recognition and tax deductibility, when applicable ("Reimbursable Expenses"). Reimbursable Expenses shall be deemed authorized only if (a) of a type itemized in the Statement of Work and not in excess of the maximums set forth in the relevant Statement of Work, (b) incurred by Contractor after receiving written approval from Buyer, which approval shall not be withheld unreasonably, or (c) incurred by Contractor in order to meet emergency conditions where securing advance approval would not be practicable. Expenses eligible for approval as Reimbursable Expenses shall include, without limitation, coach class travel and standard business lodging expenses, photocopying, media distribution, air and ground freight and courier services, long distance telephone and data communications charges and the like. Reimbursable Expenses will not include Contractor's general overhead. Contractor recognizes the necessity of submitting expenses promptly in order to enable Buyer to record them in appropriate accounting periods and, when appropriate, to recover such costs from third parties. Accordingly, Buyer will not be obligated to reimburse Contractor for any expenses that not submitted to Buyer within 30 days of the date incurred.

         2.5    Taxes.

         Contractor's fees and charges exclude all applicable taxes. Buyer shall pay or reimburse Contractor for any value-added, sales, use and other taxes, customs duties or imposts, if any, imposed on any of the Services, Deliverables, or materials supplied by Contractor, under this Agreement. Contractor will pay all taxes on its property and net income, and all taxes required to be withheld from payments to persons it engages to perform services.

         2.6    Invoices, Payment.

     Unless another invoicing schedule is specified in the applicable Statement of Work, Contractor shall provide monthly invoices for Services and Deliverables provided and Reimbursable Expenses incurred. All invoices will be in such format and detail as Buyer may reasonably require. Without limiting the foregoing, invoices for work performed on a time and materials basis will include detailed person-by-person daily time entries describing time spent, work done, and results achieved on a task-by-task or step-by-step basis, as appropriate to provide an adequate basis for evaluation of the efficiency of Contractor's work. In addition, for work performed on a fee basis other than time and materials, Contractor will provide progress reports at least weekly containing substantially the same detail as the time entries described in the preceding sentence. Buyer shall pay undisputed invoices within thirty (30) days after receipt. Invoices shall be payable in U.S. dollars (unless otherwise agreed for services performed in a particular country).

         2.7    Nonconforming Services and Deliverables.

         Buyer will not be required to pay Contractor for Services or Deliverables that do not conform to the general terms of this Agreement and the Statement of Work pursuant to which they are provided, or for correcting deficiencies in Services or Deliverables.

3        Acceptance and Warranties

         3.1    Acceptance of Deliverables.

         To the extent that the Statement of Work provides for the creation of specific Deliverables, Buyer shall inspect all Deliverables promptly following delivery and (unless the parties agree upon some longer or shorter period in a Statement of Work) within ten (10) days after delivery, accept, partially accept, or reject the Deliverables in writing. Rejection or partial rejection shall be accompanied by a written explanation of the reasons for rejection. Unless otherwise specified in the Statement of Work, any Deliverable that is substantially complete, free from material defects, and complies with the Statement of Work (or any other mutually agreed acceptance criteria) and prevailing industry standards in all material respects shall be accepted. Unless otherwise agreed, following any rejection or partial rejection, Contractor shall have a reasonable time (not to exceed ten (10) days) to correct any deficiencies noted by Buyer and to resubmit the Deliverable for review and approval in accordance with this paragraph. Acceptance of Deliverables will not waive any contract claims by Buyer, including without limitation any claims for breach of warranty.

         3.2    Limited Warranties.

         (a) Contractor represents and warrants that (i) Contractor is an expert in provision of Services and Deliverables of the kind to be provided under this Agreement and any Statement of Work agreed to by Contractor; (ii) all Services and Deliverables shall be provided in a professional and workmanlike manner, shall be efficiently performed, and shall be of professional quality conforming to generally accepted industry standards and the applicable Statement of Work and shall be adequate to serve their intended purposes and achieve their intended results as specified in the applicable Statement of Work; and (iii) all software Deliverables will operate substantially in accordance with their specifications and be free from material defects for a period of three hundred sixty-five (365) days after acceptance. Contractor does not warrant that any software Deliverables will be error-free, or operate without interruption, but Contractor will correct errors in software Deliverables without additional cost to Buyer.

         (b) Contractor further warrants that all Deliverables and New Developments (as defined below) shall be wholly original works of Contractor or its Sub-Contractors as the case may be, except to the extent Deliverables and New Developments incorporate third party system components provided by Buyer. Contractor shall not infringe the copyrights, database rights, design rights, patents, or trade secrets or other intellectual property rights of any third party by providing Services, Deliverables, and New Developments, and Contractor agrees that without limiting the foregoing, unless specifically provided to the contrary in the Statement of Work, Buyer may make, use, sell, copy, distribute and make derivative works from all Deliverables and New Developments, free of any restriction, the need for any consent, or royalty payable to any third party. Contractor warrants that neither Contractor nor any permitted subcontractors, nor any of their respective employees, agents, or representatives, by entering into this Agreement, using information or materials, or performing the Services or delivering the Deliverables or New Developments hereunder has violated or will violate any consulting, employment, non-competition, proprietary information, confidentiality or other agreement, arrangement, understanding, or restriction between such party and a present or former employer, principal, client or other individual or entity.

         (c) The execution, delivery and performance by Contractor of this Agreement, and participation in performance under this Agreement by employees, subcontractors and other representatives of Contractor, does not and will not:
(i) violate any provision of law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or other governmental or regulatory authority applicable to Contractor or any such employee, subcontractor and representative; or (ii) violate, result in a breach of or constitute, (with due notice or lapse of time or both) a default under any agreement or other legal obligation to which Contractor or any such employee, subcontractor and representative is party or subject.

         (d)  Contractor   assumes  no   responsibility   for  (i)  failures  of
Deliverables attributable to user errors or misuse, (ii) failures to use corrections to Deliverables supplied by Contractor without additional charge, or (iii) modifications to Deliverables by Buyer or any third party (other than as contemplated by the relevant Statement of Work or Deliverable).

         (e) THE FOREGOING WARRANTIES ARE IN LIEU OF ANY AND ALL OTHER WARRANTIES AND CONTRACTOR MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ANY SERVICE OR DELIVERABLE, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4        Confidential Information and Intellectual Property.

         4.1    Confidential Information Defined.

         Contractor (and Contractor's representatives or personnel) may be furnished with, receive, or otherwise have access to Confidential Information of Buyer or Buyer's clients. "Confidential Information" means all information, in any form, furnished or made available directly or indirectly to Contractor by Buyer or Buyer's clients that relates in any way to Buyer or Buyer's clients, employees of Buyer or Buyer's clients, or other third parties with which Buyer has business relationships. Confidential Information includes, without limitation, ideas, concepts, know-how, methods, methodologies, processes, technologies, algorithms, techniques, compilations, software, personnel data, financial data, information about clients or prospective clients and their businesses, business strategies, service methods and infrastructure, and the terms of this Agreement and all Statements of Work. "Confidential Information" excludes any particular information which Contractor can demonstrate (A) was, when disclosed to Contractor, in the public domain or commonly known in the recipient's industry; (B) was in Contractor's possession when disclosed; (C) was later disclosed to Contractor by a third party without breach of any legal or contractual obligation, provided that any obligation to maintain confidentiality during the period prior to such disclosure shall be released retroactively; or
(D) was independently developed by Contractor without use of Buyer's Confidential Information.

         4.2    Protection of Confidential Information.

     Contractor shall protect Confidential Information with at least the same degree of care (and in any event no less than reasonable care) that it uses to protect its own Confidential Information, but (a) may disclose such information to third parties (such as permitted subcontractors) performing services related to the Services or Deliverables, provided that Contractor shall cause all recipients to protect such Confidential Information in compliance with this Agreement and will be responsible for any deviation from its requirements concerning use and protection of Confidential Information or (b) when required by law (but Contractor will give Buyer prompt notice of any subpoena or other order compelling disclosure, and cooperate with Buyer's attempts to obtain a protective order or similar protections). Contractor shall limit access to the Confidential Information to its employees and permitted contractors actually engaged in providing services hereunder and to those supervisory personnel with a legitimate need to know such information and shall not use or copy any Confidential Information, or remove any Confidential Information from premises designated by Buyer for such use, except to the extent necessary to carry out the purposes of this Agreement and the applicable Statement of Work. Contractor shall return all Confidential Information to Buyer upon Buyer's request. Upon completion or termination of each project hereunder, Contractor and its employees and permitted subcontractors shall return to Buyer all documents or other materials in whatever form that contain Confidential Information, destroy all copies thereof, and certify to Buyer, in writing, that all copies of such materials have been destroyed. Contractor shall cause its employees, subcontractors and representatives to comply with the same restrictions on disclosure and use of Confidential Information as are applicable to Contractor hereunder.

         4.3    New Developments

     All ideas, inventions (whether or not patentable), concepts, knowhow, methods, methodologies, processes, algorithms, techniques, compilations, software and other works of authorship of any nature created or developed by Contractor during the course of performance of this Agreement or any Statement of Work ("New Developments") shall be Buyer's exclusive property. All New Developments that are works of authorship to which copyright laws might apply are "works made for hire" under applicable copyright laws; and all New Developments are within the scope of what Buyer is purchasing from Contractor pursuant to this Agreement and the Statements of Work. Contractor hereby assigns to Buyer all of Contractor's right, title and interest, past, present and future, in all New Developments. To avoid any doubt, such rights include though are not limited to all rights of action past, present and future and whether actual or contingent, and Buyer may apply for or register any patents, copyrights and other protection it deems advisable in the United States, in all other countries worldwide and under any applicable treaties. Contractor agrees to take, at Buyer's expense, such action as Buyer may reasonably request to perfect Buyer's title to all New Developments (and intellectual property rights therein) in terms of this Clause and to defend such rights and to obtain and maintain such protection. To the extent that any such New Developments are not specified in the Statement of Work as fully exclusive to Buyer and include material that is of a nature such that it may be used for applications other than those that are primary business processes of Buyer or Buyer's clients ("Non-specific Material"), Buyer will, upon reasonable request specifying the desired usage by Contractor, grant to Contractor a perpetual, royalty free non-exclusive license to make, use, sell, copy, distribute and make derivative works from such Nonspecific Material for applications that are not in competition with products or services offered by Buyer (subject, in all cases, to Contractor's obligations to protect Buyer's Confidential Information and the rights of Buyer's client under any applicable prime contract). Notwithstanding anything in this Section _4.3 to the contrary, Buyer acknowledges that Contractor through previous study and work experience has developed certain skills and expertise in Contractor's specialized areas of service. In the course of Contractor's performance under Statements of Work, it is anticipated that Contractor will enhance those skills and expertise, and, subject to compliance with the Contractor's obligations set forth in this Agreement regarding Confidential Information and intellectual property, nothing herein is intended or will be construed to limit Contractor's right to use such skills and expertise at any time.

         4.4    License - Use of Contractor Intellectual Property

         Contractor grants Buyer a permanent, nonexclusive, nontransferable (other than to successors to Buyer's business or the part of Buyer's business in which the relevant Deliverables are used), royalty-free license to use the intellectual property, including without limitation patents, copyrights, database rights, design rights, trade secrets and industrial designs, created outside the scope of the engagements contemplated by this Agreement and Statements of Work, but which are contained in the Deliverables as supplied to Buyer, for the purpose of operating and supporting Buyer's business (including, without limitation, performance of services for Buyer's clients). The licenses granted by this Section 4.4 shall survive expiration or any termination of this Agreement or any Statement of Work hereunder.

         4.5    Rights in Residuals.

Nothing in this Agreement shall restrict Contractor from the use of any ideas, concepts, knowhow, methodologies, processes, technologies, algorithms or techniques which Contractor, individually or jointly, owns prior to the Effective Date, or develops or obtains independently during the term of this Agreement, provided that in doing so Contractor does not breach its obligations of confidentiality or infringe the intellectual property rights of Buyer or third parties who have licensed or provided materials to Buyer. Except for the license rights contained in this Article, neither this Agreement nor any disclosure made hereunder grants any license to either Buyer or Contractor under any patents or copyrights of the other. Except as set forth in this Agreement and any Statement of Work, Contractor reserves all rights in its ideas, concepts, know-how, methodologies, processes, technologies, algorithms, techniques, compilations and other intellectual property of every kind and description (except as otherwise expressly agreed in writing).

         4.6    Injunctive Relief.

         Each party hereto agrees that money damages would not be a sufficient remedy for any breach of this Article 4 by either party or their respective directors, officers, employees or agents, and that in addition to all other available remedies the non-breaching party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and the parties further agree to waive and to use their best efforts to cause their directors, officers, employees or agents to waive, any requirement for the securing or posting of any bond in connection with such remedy.

5        Additional Agreements.

         5.1    Independent Contractors.

         Contractor is as an independent contractor to Buyer under this Agreement and Contractor shall determine the method, details and means of performing the Services and providing the Deliverables. Nothing in this agreement shall be construed so as to constitute any employment arrangement or any partnership or joint venture between the parties. Contractor and employees, representatives and subcontractors of Contractor shall not be considered as having employee status with Buyer or being entitled to participate in any plans, arrangements, or distributions by Buyer pertaining to or in connection with any pension, stock, bonus, profit-sharing, or similar benefits that Buyer may have for its employees, regardless of whether the employee is classified as an employee for any other purpose. Similarly, Contractor acknowledges that Buyer has no obligations with respect to Contractor and employees, representatives and subcontractors of Contractor which Buyer may otherwise have at law with respect to employees of Buyer. Contractor shall perform and make all obligations and payments, whether imposed by Federal, state or local law, regarding FICA, income tax withholdings, unemployment compensation, insurance, and other similar responsibilities related to Contractor and all employees, representatives and subcontractors of Contractor.

         5.2    Insurance

         Contractor shall provide and maintain at its own expense during the term of this Agreement all insurance that is reasonably necessary to cover its obligations and liabilities under this Agreement, and shall provide Buyer with proof of such insurance ,upon request.

         5.3    Party Representatives.

         Immediately after signing this Agreement, each party will designate one individual to act as its Representative. In addition, each party will designate a Project Manager for the work described by each Statement of Work, who shall have day-to-day responsibility. for management of the relevant party's activities. Each party may from time to time appoint a successor or substitute Representative and/or Project Manager, but will make reasonable efforts to assure continuity. The Representative and Project Manager shall be the authoritative points of contact between Contractor and Buyer, and shall have authority to make all decisions required of their principals (including approval of Deliverables and changes and amendments to this Agreement). Each party may rely on the other Representative's decisions and instructions.

         5.4      Compliance with Certain Policies.

         (a) Contractor will comply with reasonable policies, practices and procedures of Buyer and Buyer's clients, as applicable to the Services and/or Deliverables and as disclosed to Contractor from time to time, including (without limitation) policies, practices and procedures relating to safety, security, data protection, data processing and confidentiality (collectively, "Relevant Policies"), provided, however, that if Contractor is not able to comply with any Relevant Policy without material expense or risk and Buyer nevertheless insists upon compliance, then Contractor may terminate any affected Statement of Work, subject to Section ?.5. Contractor shall report any alleged or suspected violations of the Relevant Policies and cooperate with Buyer and its clients in investigating the matter (while reserving the right to conduct its own internal investigation), and undertake corrective action to rectify any violation and prevent recurrence. Upon request, Contractor will demonstrate to Buyer its compliance with the Relevant Policies. Compliance with the Relevant Policies is in addition to, and not in place of, any corresponding requirements of this Agreement. To the extent that the requirements of this Agreement differ from the Relevant Policies, then the more stringent or extensive requirements shall apply.

         (b) Without limiting Section 5.4(a), Contractor and Buyer acknowledge the importance of security and will cooperate as appropriate to address security breaches and to enhance the security features and procedures applicable to Contractor's provision of the Services and Deliverables.

         5.5    Contractor's Third Party Commitments.

         In no event shall Contractor use in the performance of Services or otherwise disclose to Buyer or its clients any confdential or proprietary information of any third party without the written consent of such third party and the prior written consent of Buyer (which consent may be withheld for any reason or no reason). Contractor will inform Buyer before undertaking any projects for third parties that are competitors of Buyer, or projects that could limit Contractor's ability to perform obligations to Buyer under this Agreement.

         5.6    Audit; Records.

         Buyer may, upon its request, audit any and all work or expense records of Contractor relating to Services and Deliverables provided hereunder; provided, however, that such audit shall occur only after ten (10) days' notice to Contractor and shall not unreasonably interfere with Contractor's business and/or operations. Contractor shall have the right to exclude from such inspection any of its confidential or proprietary information. Contractor shall not be responsible for maintaining receipt records for amounts below that which is required by the Internal Revenue Service at the time such expense was incurred. Contractor shall retain all records related to the work performed for Buyer for a minimum period of one (1) year from the completion of the project, and will inform Buyer before destroying such records and upon Buyer's request will transfer to Buyer such records, provided that Contractor's Confidential Information may be redacted therefrom.

6        Remedies and Indemnities.

         6.1    Mutual Indemnity.

         Each party (as indemnitor) shall indemnify, defend, reimburse and hold harmless the other party and its affiliates (i.e. persons or entities controlling, controlled by, or under common control with such other party) and their respective successors and assigns, and the respective officers, directors, employees and agents of each of them (as indemnitees) from and against any and all claims, losses, damages, liabilities, obligations, assessments, penalties and interest, demands, actions and expenses, whether direct or indirect, known or unknown, absolute or contingent (including, without limitation, settlement costs and any legal, accounting and other expenses for investigation or defending any actions or threatened actions) ("Losses") incurred by any such indemnitee arising out of or in connection with (a) the operations of the indemnitor and any acts or omissions by the indemnitor or its employees, subcontractors or other representatives in performance under this Agreement or any Statement of Work, (b) any untruth, inaccuracy or material omission in any representation or warranty made by the indemnitor, or (c) the breach of any covenant, agreement or obligation of the indemnitor contained in this Agreement or any Statement of Work.

         6.2    Indemnity against Infringements.

         (a) If a third party claims that any Deliverables or New Developments infringe that party's patent, copyright, trade secret or other intellectual property or proprietary rights ("claims of infringement") then Contractor will indemnify and defend and hold harmless Buyer and its indemnitees against that claim at Contractor's expense, and pay all costs, damages and attorneys fees. Contractor has no responsibility for claims that involve (i) modifications of Deliverables or New Developments by Buyer or third parties, (ii) use with hardware or software products for which the Deliverables or New Developments were not intended where intended use has been notified in writing to Buyer, or
(iii) claims of infringement resulting from the combination of Deliverables or New Developments with items specified by Buyer or nor provided by Contractor.

         (b) If a third party claims that any acts or omissions of Buyer (including Contractor's use of hardware or software provided by Buyer, but excluding authorized use of Deliverables or New Developments) infringe that party's patent, copyright, trade secret or other intellectual property or proprietary rights, under circumstances not giving Buyer a right of indemnity under the immediately preceding subparagraph, then Buyer will indemnify and defend and hold harmless Contractor and its indemnitees against that claim of infringement at Buyer's expense, and pay all costs, damages and attorneys fees.

         (c) If Services or Deliverables or any item used by Contractor to provide the Services or create a Deliverable becomes, or in Contractor's reasonable opinion is likely to become, the subject of a claim of infringement, Contractor shall, in addition to indemnifying and defending and holding harmless Buyer, promptly take such measures as it deems advisable, which may include (i) securing the right to continue using the item or (ii) replacing or modifying the item to make it non-infringing, or (iii) if neither (i) nor (ii) is practicable, removing the item from the Services or Deliverables, provided that such removal does not cause the remaining Services or Deliverables to cease to function in the intended manner. In that event, Contractor's charges shall be adjusted equitably to reflect such removal. If the allegedly infringing or misappropriated item was provided or specified by Buyer, Buyer shall bear the cost of obtaining any necessary rights or procuring a replacement.

         6.3    Indemnification Procedures.

Each party will give the other prompt written notice of all claims subject to any of the foregoing indemnities, and cooperate in the investigation and defense of the claim. If the indemnitor assumes defense of the claim, the indemnitor shall control the defense and settlement of the claim, but the indemnitee may participate and employ its own counsel at its own expense. An indemnitor (i) has no obligation to pay any settlement reached without its prior written consent, and (ii) may not settle an indemnified claim without the indemnitee's prior written consent. Consents may not be unreasonably withheld or delayed, but consent to any settlement affecting a party's intellectual property may be given or withheld in the affected party's sole but reasonable discretion.

         6.4    Limitation on Liability.

Neither party shall be liable to the other party for any indirect, special, consequential, exemplary or punitive damages (excluding only amounts of such damages owed or paid to third parties under the indemnities above). THE AGGREGATE LIABILITY OF ALL KINDS OF EITHER CONTRACTOR OR BUYER TO THE OTHER UNDER THIS AGREEMENT SHALL NOT EXCEED THE AMOUNT OF PAYMENTS CONTRACTOR HAS ACTUALLY RECEIVED OR IS ENTITLED TO RECEIVE HEREUNDER, EXCEPT IN CASES OF GROSS NEGLIGENCE, WILLFUL MISCONDUCT, VIOLATION OF LAW, INDEMNIFICATION OF BUYER IN CONNECTION WITH THIRD PARTY CLAIMS, INFRINGEMENT OR BREACHES OF CONTRACTOR'S OBLIGATIONS CONCERNING CONFIDENTIAL INFORMATION.

         6.5    Delays.

         If acts or omissions of Buyer delay Contractor's performance materially beyond scheduled completion or delivery dates, then Buyer shall pay Contractor's reasonable additional costs (including, among others, carrying costs for equipment and software licenses, and additional services at the rates specified in the relevant Statement of Work, or otherwise at Contractor's standard rates, less any applicable discount) for services performed after Contractor gives Buyer written notice of the delay, that could not have been avoided by reasonable efforts to mitigate the costs and effects of Buyer delays. To the extent that Contractor is partially responsible for the delay, or fails to make reasonable efforts to mitigate, the amount of the reimbursement shall be proportionally reduced.

         6.6    Force Majeure.

         Each party's obligations and performance shall be suspended to the extent and for the period that it is hindered or delayed by reason of delays or causes beyond the affected party's control, including without limitation labor disputes, acts of God, fire, storm, flood, war, theft or destruction of equipment, transportation and delivery delays, governmental actions, orders or decrees, or manufacturer/supplier delays, and provided further that the affected party uses reasonable efforts to alleviate or work around the delay and continue performance. The affected party shall give notice of force majeure conditions within a reasonable time.

7        Term and Termination.

         7.1    Term of Agreement.

         The term of this Agreement ("Term") shall commence on the Effective Date, and continue until December 31, 2002 or until completion of the last Services and Deliverables required by any Statement of Work, whichever is later, unless (i) the Term ends sooner, in accordance with the terms of this Agreement, or (ii) the Term is extended by change order or other written agreement of the parties.

         7.2    Termination for Convenience.

         Buyer may terminate this Agreement, or any Statement of Work hereunder, at any time, by giving Contractor at least thirty (30) days' written notice.

         7.3    Termination for Contractor's Default:

         If Contractor (i) commits a material breach of this Agreement or any Statement of Work that is capable of being cured within fifteen (15) days and fails to (A) proceed promptly and diligently to correct the breach, and (B) cure the breach to Buyer's reasonable satisfaction within TEN (10) days after receiving notice; (ii) commits a material breach of this Agreement which, by its nature, cannot be cured; (iii) manifests lack of appropriate qualifications to perform the work required under this Agreement or any Statement of Work; (iv) provides Services or Deliverables that do not conform to the Statement of Work pursuant to which they are provided or (v) becomes unable to pay its debts as they come due or makes a voluntary filing, or fails to cause to be dismissed within 30 days any involuntary filing, under any bankruptcy or other law for the protection of creditors' rights generally, then Buyer may (without limitation on other remedies that may be available to it under this Agreement, at law or in equity), by giving written notice to Contractor, terminate this Agreement or some or all Statements of Work as of any date specified by Buyer in the notice of termination.

         7.4    Termination for Buyer's Default.

         If Buyer fails to pay Contractor when due any undisputed charges under the Agreement and thereafter fails to make such payment within fifteen (15) days of notice from Contractor of the failure to make such payment, then Contractor may terminate this Agreement or any Statement of Work without further notice.

         7.5    Effect of Termination

         (a) if Buyer terminates this Agreement or any Statement of Work with notice, then during the notice period Contractor shall limit work to matters in process as agreed with Buyer and will not initiate new work or projects, so that the notice period serves to effect an orderly transition of Buyer's work in process and Contractor's resources. However, Buyer may, at the time of termination, elect to continue this Agreement or the terminated Statement of Work solely for the purpose of completing any Statement of Work, or portion thereof, in process at the time that notice of termination is given ("Post Termination Performance"). Buyer will participate in any applicable acceptance testing and be obligated to pay for such Post Termination Performance according to this Agreement and the applicable Statement of Work.

         (b) In connection with termination of this Agreement or any Statement of Work, Buyer will pay in accordance with this Agreement and the applicable Statement of Work for the work performed by Contractor to the date of cessation of work, including any Post Termination Performance. If Post Termination Performance results in completion of a Statement of Work, then Buyer shall pay therefor according to the terms thereof and this Agreement. For any Services and Deliverables remaining incomplete at the time of cessation of work, Buyer shall pay Contractor as follows, subject to Buyer's rights under this Agreement. To the extent that such Deliverables and Services were to be provided on a time and materials basis, then Buyer shall pay Contractor for the hours worked and the materials used in accordance with this Agreement to the date of cessation of work pursuant to the termination notice. To the extent that such Deliverables and Services were to be provided on a fixed price basis, then Buyer shall pay Contractor project fees for the hours of work completed by Contractor in accordance with the Agreement based upon Contractor's standard hourly rates for the personnel who performed the work, but not to exceed in the aggregate for each project (and for this purpose any change order will constitute a separate project) an amount determined as the product of the fixed fee for that project and a fraction, the numerator of which is the number of days (not greater than the denominator) from the date of commencement of the Services being terminated until the date of such termination, and the denominator of which is the originally anticipated duration of that project.

         (c) Upon termination of this Agreement or any Statement of Work, Contractor shall deliver to Buyer copies of all materials constituting its work product and documentation of any incomplete Deliverables, and (c) Buyer shall receive an irrevocable, fully transferable, royalty-free non-exclusive license to make, use, sell, copy, distribute or make derivative works from such incomplete Deliverables, "as is" and without warranty of any sort (other than the warranties against infringement contained in this Agreement) provided that all right, title and interest of Contractor in New Developments incorporated in the incomplete Deliverables, have been or as of the termination date, will be assigned to Buyer pursuant to Section 4.3.

         (d) In the event of any termination of this Agreement or any Statement of Work, Contractor will return to Buyer all materials provided by Buyer and transfer and deliver to Buyer all work product and work in process of any kind produced by Contractor in connection with this Agreement or the Statement of Work and comply with the portions of this Agreement that survive termination as described in Section 8.9(a).

8        General Provisions

         8.1    Applicable Law, Interpretation.

         This Agreement shall be governed by and construed in accordance with the laws of the State of California and applicable federal law in effect on the date of this Agreement. The captions and headings used in this document are for convenience of reading only and are not to be used in the interpretation or construction of this Agreement. This Agreement is not subject to (i) Article 2 of the Uniform Commercial Code, (ii) the Uniform Computer Information Transactions Act, or (iii) the United Nations Convention on Contracts for the International Sale of Goods.

         8.2    Compliance with Laws.

         Both parties will comply with all applicable laws, regulations and treaties, including (without limitation) including all such laws and regulations pertaining to imports and exports (such as the U.S. Export Administration Act). Without limiting the foregoing, Contractor will take reasonable steps to comply with all applicable legal and regulatory requirements in effect from time to time related to security, data protection, data processing and confidentiality. Upon request, Contractor will demonstrate to Buyer its compliance with these requirements.

         8.3    Severability.

         In the event that any portion of this Agreement shall be deemed unenforceable, the remainder of the Agreement shall remain in full force and effect, unless elimination of the unenforceable portion would result in any material failure of the remainder of the Agreement to reflect the intent of the parties.

         8.4    Assignment.

         This Agreement may not be assigned by a party without the written consent of the other party, except that Buyer may assign this Agreement and any Statement of Work to any of its affiliates, or to any transferee in connection with the sale of all or substantially all of its business or assets.

         8.5    Duty to Act Reasonably.

         The parties shall deal with one another in good faith. Whenever this agreement requires or contemplates any action, decision, consent or approval, the parties shall act reasonably and in good faith and (unless the parties have expressly agreed in writing to some other discretionary standard) may not unreasonably withhold or delay any such action, decision, consent or approval.

         8.6      Disputes.

         (a) In the event of any dispute concerning the interpretation, breach or threatened breach of this Agreement, the parties shall each designate an executive, who shall then meet and confer, in confidence, to attempt in good faith to resolve all outstanding differences between the parties (and none of the proposals, counter-proposals or statements made during their negotiations shall be admissible for any purpose in any later proceeding). These discussions will be treated as confidential settlement discussions.

         (b) If negotiated resolution has not been reached within 14 days of commencement of such conversations, then either party may require the other to participate in nonbinding commercial mediation proceedings before a neutral mediator acceptable to each party. Each party will participate in such mediation in good faith in an effort to resolve their differences. The mediation will be treated as a confidential settlement discussion. The mediator will not testify for either party in any later proceeding related to the dispute. No recording or transcript will be kept of the mediation proceedings. Each party will bear its own expenses incurred in mediation. The fees and expenses of the mediator will be shared equally by the parties.

         (c) If the parties are unable to resolve the dispute within 30 days of commencement of mediation (or within 30 days of commencement of discussions under Section 8.6(a) if no mediation is commenced), then (except as otherwise provided below) all disputes that arise from or relate to this agreement, including without limitation any issue regarding the extent to which any dispute is subject to arbitration and the applicability or enforceability of these dispute resolution procedures, shall be decided by binding arbitration in Orange County, California under the Commercial Arbitration Procedures of the American Arbitration Association, before a sole arbitrator, who shall be an attorney or a retired judge with at least fifteen (15) years of legal experience with transactions similar to those contemplated by this Agreement. During the twenty
(20) days following the commencement of an arbitration, the parties will consult to define and limit the issues and will exchange those documents or other evidence each intends to use at the arbitration to support its case, and provide each other with names of all proposed witnesses. Each party shall be entitled to select and take the deposition of no more than three (3) persons in connection with the arbitration. Each party shall cooperate fully in facilitating discovery. Evidence in the arbitration will be limited to statements of counsel, documents disclosed during the 20-day period mentioned above, written submissions of witnesses identified during such period, and live testimony of not more than three (3) witnesses for each side. The arbitrator's decision shall be final, and may be confirmed by the judgment of a court of competent jurisdiction. However, any dispute concerning Confidential Information or intellectual property may, at either party's election, be decided by a court of competent jurisdiction in Orange County, California, as provided below, and upon commencement of any such proceeding, any arbitration then pending shall be stayed, insofar as it concerns Confidential Information or intellectual property. The arbitrator shall have no power or authority to award exemplary or punitive damages, or non-monetary or equitable relief of any sort. Each party reserves the rights to (i) seek provisional remedies from a court of competent jurisdiction and (ii) to litigate disputes concerning Confidential Information or intellectual property in courts of competent jurisdiction, as provided below. All aspects of the arbitration and any award shall be confidential. Neither the parties nor the arbitrator may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a party will give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interests.

         (d) All  proceedings  concerning  (i)  provisional  remedies,  (ii) the interpretation,  performance,  breach  or  threatened  breach  of  the  parties'
contractual and legal obligations concerning intellectual property and Confidential Information and (iii) confirmation of any arbitral award shall be litigated and decided exclusively in California or federal courts in Orange County, California. This choice of venue is intended by the parties to be mandatory and not permissive, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement or any Statement of Work in any other jurisdiction or venue. Each party hereby waives any right it may have to assert the doctrine of forum non conviens or any similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the California and federal courts located in Orange County, California shall have in personam jurisdiction over each of them (and their respective indemnitees) for the purpose of litigating any such dispute, controversy or proceeding. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this action by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

         (e) In the event of any breach or threatened breach of Section 5.4, or the provisions of this Agreement concerning Confidential Information and intellectual property, the parties acknowledge that monetary damages may be an inadequate remedy and the innocent party may suffer irreparable harm. Accordingly, those provisions may be enforced, without following the alternative dispute resolution procedures set forth herein, by appropriate equitable relief pursuant to Section 8.6( d), upon a showing that the moving party has no adequate legal remedy, is likely to suffer irreparable harm, and satisfies other applicable requirements for equitable relief.

         (f) During the pendency of any arbitral or court proceeding, each party shall bear its own attorneys' fees and costs, and the parties shall each pay half the arbitration costs. The prevailing party in any arbitration or court proceeding under this Agreement will be entitled to recover its fees and costs incurred in the arbitration or proceeding (including attorneys and arbitration fees and costs) from the nonprevailing party, provided that the arbitrator or judge has the discretion to determine that there is no prevailing party or to eliminate or reduce the prevailing party's recovery of its fees and costs to the extent that the arbitrator or judge determines that full recovery thereof would be unreasonable or disproportionate to the harm suffered by the prevailing party.

         8.7    Notices.

         Any notice required or permitted under this Agreement shall be effective on delivery or five (5) days after mailing if given by certified mail, return receipt requested, postage prepaid, and addressed to the respective party at the addresses below or such other address as the party may designate to the other party by notice complying with this provision.

Notice to Contractor:

                          Web Tools International, Inc.
                         4440 Von Karman Ave., Suite 125
                             Newport Beach, CA 92660
                            Attention: Dennis Vadura
                            Telephone: (949) 200-4000
                            Facsimile: (949) 200-4005

Notice to Buyer:

                                 AccuPoll, Inc.
                         4440 Von Karman Ave., Suite 125
                         Newport Beach, California 92660
                             Attention: Frank Wiebe
                            Telephone (949) 200-4000
                            Facsimile (949) 200-4005

         8.8    No Third Party Beneficiary.

         Nothing in this Agreement is intended to confer on rights, benefits, remedies, obligations or liabilities on any person (including, without limitation, any employees of the parties) other than the parties or their respective successors or permitted assigns.

         8.9    Survival, Limitations.

         (a) Notwithstanding the expiration or termination of this Agreement, those rights and obligations which are stated to survive pursuant this Agreement or which by their nature are intended to survive such expiration or termination shall so survive, including (without limitation) Sections 3.2, 4, 6, and 8.

         (b) Except as otherwise expressly provided below, neither party may bring any action or commence any arbitration arising from or relating to this Agreement more than one year after the claim arose, was discovered (or should have been discovered with reasonable diligence), whichever is later. Contractor may not bring an action for nonpayment more than one year after the date the last payment was due.

         (c) Section (b) shall not apply to claims concerning intellectual property and Confidential Information, which shall be subject to limitation periods provided by law.

         8.10   Waiver of Breach.

         The waiver of a breach of this Agreement or the failure of a party to exercise any right under this Agreement shall in no event constitute a waiver as to any other breach, whether similar or dissimilar in nature, or prevent the exercise of any right under this Agreement.

         8.11   Entire Agreement.

         (a) This Agreement, together with all Statement(s) of Work, schedules, and exhibits constitutes the entire agreement of the parties with respect to its subject matter, supersedes any and all prior proposals, agreements and understandings of the parties, whether written or oral (provided that this provision shall not exclude liability for fraudulent representation), and may not be amended except by a writing signed by the party against whom such amendment is charged. Neither party is relying upon any representations or inducements not specifically set forth in this Agreement.

         (b) All Statement(s) of Work, schedules, and exhibits are incorporated in this Agreement. All such contract documents shall be construed consistently, to the extent reasonably possible, but if any inconsistency may appear then (A) the Agreement shall override conflicting terms and conditions of the other documents, but (B) other documents, executed after the effective date of the Agreement, shall supersede conflicting terms of this Agreement, to the extent that they describe particular Services, payment terms, service commitments or other obligations for particular Deliverable(s), phase(s) or aspect(s) of the Services performed by Contractor.

         8.12   Signatures; Counterparts.

         Facsimile and electronic signatures on this Agreement and Statements of Work will have the same effect as originals, and this agreement and Statements of Work may be executed in duplicates and counterparts, each of which shall be effective as an original for all purposes.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date set forth above.

                                Web Tools International, Inc.

                                By: /s/ Dennis Vadura
                                     --------------------------------------
                                Name:  Dennis Vadura
                                Title:  CEO

                                AccuPoll, Inc.

                                By:  /s/ Frank Wiebe
                                     ---------------------------------------
                                Name:  Frank Wiebe
                                Title:  President

                                  Exhibit A to
                            Master Services Agreement

                                   BASIC RATES

Basic rates in U.S. dollars.

System Engineer                    $100 per hour
System Analyst                     $100 per hour
Senior System Engineer             $140 per hour
Senior System Analyst              $140 per hour
Technical Architect                $160 per hour
Senior Technical Architect         $180 per hour
Project Manager                    $160 per hour
Senior Project Manager             $180 per hour
Technical Writer                    $80 per hour
Graphic Artist                      $50 per hour

                                  Exhibit B to

                            Master Services Agreement

                            STATEMENT OF WORK No. [1]
                                       to
                            MASTER SERVICES AGREEMENT
                                     between
                          Web Tools International, Inc.
                                       and
                                 AccuPoll, Inc.

         Any capitalized terms used in this Statement of Work that are not defined in this Work Order shall have the meaning assigned to such terms in the Agreement.

         This Statement of Work is entered into as of the- last date entered below by and between Contractor and Company, pursuant to the Master Services Agreement entered into between the parties on September 1, 2001, who further agree as follows:

     1. STATEMENT OF WORK

         Contractor shall provide the following Deliverables on a fixed price basis:

     o Contractor will develop the voting station application software excluding the voting key (i.e., smart card reader) interface and support for disabled voters as per the specifications agreed to with the Buyer.
     o Contract will design and manufacture two functional voting station prototypes that can be used for product demonstration and marketing purposes as per the specifications agreed to with the Buyer.
     o    Marketing materials for the AccuPoll voting system.

     2. STANDARDS

         The specifications applicable to the Deliverables to be provided by Contractor are as follows:

     o    High-level functional requirements for the voting station application.
     o High-level architecture design for the voting station and overall AccuPoll voting system.
     o Picture and high-level design schematics for the physical voting station provided to the Buyer by the Buyer's production hardware manufacturer.

         The purposes to be served or results to be achieved through the Deliverables to be provided by Contractor are as follows:

     o Contractor will develop Linux, Java and XML based software implementing the AccuPoll voting station application, excluding the integration  of the voting key  interface  and  support  for  disabled voters.
     o Contractor will produce two fully operational voting station prototypes loaded with the AccuPoll voting station application software and sample ballot.
     o Buyer is responsible for the testing of the voting station application software and operational testing of the voting station prototypes.

     o Contractor will provide support to Buyer for four (4) weeks following the delivery of the voting station application software and voting station prototypes. A maximum of 4 hours per week will be provided under this SOW.
     o Contractor will provide to Buyer marketing materials (three two-sided brochures) as per the specifications provided by Buyer.

         3.       COMPENSATION

         The Company agrees to pay Contractor for the satisfactory performance of services as follows:

         In no event will the total amount payable under this Statement of Work exceed $110,500 without written consent from Buyer. The Contractor will be paid based on the successful achievement of the following milestones:

     1. Delivery of the voting station software and one voting station prototype for Buyer testing by January 25, 2002. Contractor will be paid $85,000 for this milestone.

     2. Delivery of the second voting station prototype and the marketing materials by January 31, 2002. Contractor will be paid $25,500 for this milestone.

In addition to the types of expenses listed in Section 2.4, the following shall be Reimbursable Expenses:

     o    None in this statement of work.

Buyer will not reimburse expenses in excess of $0 in the aggregate unless Buyer approves such expenses in advance in writing.

         4. TERM OF THE AGREEMENT

         This Statement of Work shall remain in effect for the period beginning December 1, 2001 and ending January 31, 2002, subject to the termination provisions of the Agreement.

Agreed to and Accepted by:

Contractor                                           Buyer

By  /s/ Dennis Vadura                                By  /s/ Frank Wiebe
Print  Dennis Vadura                                 Print  Frank Wiebe
Title  CEO                                           Title  President
Date  12/31/01                                       Date  12/31/01